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                       CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated March 3, 2000, relating to the financial statements and the financial statement schedule of eCal Corporation, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
April 10, 2000